SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549



                              Form 8-K

                           Current Report


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  August 17, 1994



                  CCB FINANCIAL CORPORATION
   (Exact name of registrant as specified in its charter)

      North Carolina            0-12358            56-1347849
     (State or other     (Commission File No.)  (IRS Employer
     jurisdiction of                             Identification
      incorporation)                                   No.)

     111 Corcoran Street, Post Office Box 931, Durham, NC 27702
                 (Address of principal executive offices)


Registrant's telephone number, including area code (919) 683-7777


                              N/A
                 (Former name or former address, if
                      changed since last report)

Item 5.  Other Events

The Registrant's acquisition of Graham Savings Bank, SSB, Graham, North Carolina ("Graham Savings") was consummated October 1993. Thereafter two depositors of Graham Savings contested the acquisition through various legal actions. The two depositors and the Registrant announced in a press release dated August 17, 1994 that the Registrant and Graham Savings have agreed to pay an additional one percent bonus interest payment to Graham Savings depositors and that further legal actions contesting the acquisition will be terminated. The bonus interest payment which will total approximately $1,000,000 will primarily be provided through reductions in fees and retirement benefits previously agreed to be provided to Graham Savings directors.



Item 7.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1   Press Release issued August 17, 1994

                             SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CCB FINANCIAL CORPORATION
                                           Registrant



Date:  August 24, 1994             By:   /S/ W. Harold Parker, Jr.
                                         W. Harold Parker, Jr.
                                          Senior Vice President
                                           and Controller